EXHIBIT 10.1 (b)



                             SEVERANCE PAYMENT AGREEMENT

    THIS AGREEMENT, dated November 28, 1986, between DERBY SAVINGS BANK (the "Bank"), a Connecticut corporation having its office and principal place of business in the City of Derby, County of New Haven, State of Connecticut, and ALFRED T. SANTORO, of the Town of North Branford, County of New Haven, State of Connecticut (the "Employee").

    WHEREAS, the Employee is currently serving as Vice President-Finance of the Bank;

    WHEREAS, the Board of Directors of the Bank believes that it is in the best interests of the Bank to encourage the Employee's continued employment with and dedication to the Bank in the face of potentially distracting circumstances arising from the possibility of a change in control of the Company, although no such change is now contemplated;

    WHEREAS, the Board of Directors of the Bank has approved and authorized the entry into this Agreement with the Employee; and

    WHEREAS, the parties desire to enter into this agreement setting forth the terms and conditions for the payment of special compensation to the Employee in the event of a termination of the Employee's employment in connection with or as the result of a change in control of the Company;

    NOW, THEREFORE, it is AGREED as follows:

    1. TERM. The initial term of this Agreement shall be for a one (1) year period from the date hereof. This Agreement shall be automatically renewed for one additional year on each anniversary date of this Agreement, unless the Bank gives contrary written notice to the Employee prior to such anniversary date. References herein to the term of this Agreement shall include the initial term and any additional years for which this Agreement is renewed.

    2.   TERMINATION OF EMPLOYMENT IN CONNECTION WITH A CHANGE IN CONTROL.

         (a) If during the term of this Agreement there is a change in control of the Company, the Employee shall be entitled to receive as a severance payment from the Bank for services previously rendered to the Bank a lump sum cash payment as provided for herein (subject to Section 2(c) below) in the event the Employee's employment is terminated, voluntarily or involuntarily, in connection with or within two years after a change in control of the Company, unless such termination occurs by virtue of a normal retirement, permanent and total disability (as defined in Section 22(e) of the Internal Revenue Code) or death. Subject to Section 2(c) below, the amount of this payment shall be equal to three times the Employee's average annual compensation which was payable by the Bank and was includible in the Employee's gross income for federal income tax purposes with respect to the five most


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recent taxable years of the Bank ending prior to such change in control of the
Company (or such portion of such period during which the Employee was a full-time employee of the Bank), less one dollar. Payment under this Section 2(a) shall be in lieu of any amount which may be otherwise owed to the Employee as damages for such termination. Payment under this Section 2(a) shall not be reduced by any compensation which the Employee may receive from other employment with another employer after termination of the Employee's employment with the Bank. No payment hereunder shall affect the Employee's entitlement to any vested retirement benefits or other compensation payments.

         (b) A "change in control", for purposes of this Agreement, shall be deemed to have taken place if: (i) any person becomes the beneficial owner of 20 percent or more of the total number of voting shares of the Company; (ii) any person becomes the beneficial owner of 10 percent or more (but less than 20 percent) of the total number of voting shares of the Company; provided that, if the Board of Governors of the Federal Reserve System ("FRB") has approved a rebuttal agreement filed by such person, or such person has filed a certification with the FRB, a change in control will not be deemed to have occurred unless the Board of Directors of the Company has made a determination that such beneficial ownership constitutes or will constitute control of the Company; (iii) any person (other than the persons named as proxies solicited on behalf of the Board of Directors of the Company) holds revocable or irrevocable proxies, as to the election or removal of two or more directors of the Company, for 20 percent or more of the total number of voting shares of the Company; (iv) any person has received the approval of the FRB under Section 3 of the Bank Holding Company Act of 1956, as amended (the "Holding Company Act"), or regulations issued thereunder, to acquire control of the Company or the Bank;
(v) any person has received approval of the FRB under the Change in Bank Control Act of 1978 (the "Control Act"), or regulations issued thereunder, to acquire control of the Company; (vi) any person has commenced a tender or exchange offer, or entered into an agreement or received an option, to acquire beneficial ownership of 20 percent or more of the total number of voting shares of the Company, whether or not the requisite approval for such acquisition has been received under the Holding Company Act, the Control Act, or the respective regulations issued thereunder; or (vii) as the result of, or in connection with, any cash tender or exchange offer, merger, or other business combination, sale of assets or contested election, or any combination of the foregoing transactions, the persons who were directors of the Company before such transaction shall cease to constitute at least two-thirds of the Board of Directors of the Company or any successor institution. For purposes of this
Section 2(b), a "person" includes an individual, corporation, partnership, trust or group acting in concert. A person for these purposes shall be deemed to be a beneficial owner as that term is used in Rule 13d-3 under the Securities Exchange Act of 1934.

         (c) Notwithstanding any other provisions of this Agreement or of any other agreement, contract, or understanding heretofore or hereafter entered into between the employee and the Bank, except an agreement, contract, or understanding hereafter entered into that expressly modifies or excludes application of this Section 2(c) (the "Other Agreements"), and notwithstanding any formal or informal plan or other arrangement heretofore or hereafter adopted by the Bank for the direct or indirect provision of compensation to the Employee (including groups or classes of participants or beneficiaries of which the Employee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Employee (a "Benefit Plan"), the Employee shall not have any right to receive any payment or other benefit under this Agreement, any Other Agreement, or any Benefit Plan if such payment or benefit, taking into account all other payments or benefits to or for the Employee under this Agreement, all Other Agreements, and all Benefit Plans would cause any payment to the Employee under this Agreement to be considered a "parachute payment" within the meaning of Section 280G(b)(2) of the Internal Revenue Code of 1954, as amended (the "Code") (a "Parachute Payment"). In the event that the receipt of any such payment or benefit under this Agreement, any Other Agreement, or any Benefit Plan would cause the Employee to be considered to have received a Parachute Payment under this Agreement, then the Employee shall have the right, in the Employee's sole discretion, to designate those payments or benefits under this Agreement, or Other Agreements, and/or any Benefit Plans, which should be reduced or eliminated so as to avoid having the payment to the Employee under this Agreement be deemed to be a Parachute Payment.

    3. NO ASSIGNMENTS. This Agreement is personal to each of the parties hereto. No party may assign or delegate any rights or obligations hereunder without first obtaining the written consent of the other party hereto. However, in the event of the death of the Employee, all rights to receive payments hereunder shall become rights of the Employee's estate.

    4. AMENDMENTS OR ADDITIONS; ACTION BY BOARD OF DIRECTORS. No amendments or additions to this Agreement shall be binding unless in writing and signed by both parties hereto. The prior approval by a two-thirds affirmative vote of the full Board of Directors of the Bank shall be required in order for the Bank to authorize any amendments or additions to this Agreement.

     5. SECTION HEADINGS. The section headings used in this Agreement are included solely for convenience and shall not affect, or be used in connection with, the interpretation of this Agreement.

    6. GOVERNING LAW. This Agreement shall be governed by the laws of United States to the extent applicable and otherwise by the laws of the State of Connecticut.


                                       DERBY SAVINGS BANK


ATTEST: /s/ John F. Costigan           BY: /s/ Harry P. DiAdamo, Jr.
       ------------------------        -----------------------------
           JOHN F. COSTIGAN                  HARRY P. DiADAMO, JR.
              Secretary                          President


                                       EMPLOYEE:
                                           /s/ Alfred T. Santoro
                                       -----------------------------
                                             ALFRED T. SANTORO

                          AMENDMENT TO SEVERANCE AGREEMENT


         This Amendment to Severance Payment Agreement (this "Amendment") is made as of August 31, 1987 between DERBY SAVINGS BANK (the "Bank") and Alfred T. Santoro (the "Employee").

         WHEREAS, the Employee is serving as Senior Vice President, Finance, and Chief Financial Officer of the Bank;

         WHEREAS, effective August 31, 1987 the Bank became a wholly-owned subsidiary of DS Bancor, Inc. ("Bancor");

         WHEREAS, the Employee is also presently serving as Vice President, Treasurer and Chief Financial Officer of Bancor; and

         WHEREAS, the parties hereto desire to make clarifying amendments to the Severance Payment Agreement of November 28, 1986, between the Employee and the Bank (the "Agreement") to reflect the formation of Bancor and its acquisition of the Bank.

         NOW, THEREFORE, it is AGREED as follows:


    1.   CHANGE IN CONTROL.   All references to the Company in Section 2(b) of
the Agreement shall be deemed to refer to Bancor. All other references in the Agreement to a change in control of the Company shall be deemed to refer to a change in control of Bancor or of the Bank. All references to the Bank in
Section 2(c) of the Agreement shall be deemed to refer to Bancor or the Bank. In addition, the following paragraph is added at the end of Section 2(b), as amended:

         For purposes of this Agreement, a "change in control" of the Bank shall be deemed to have taken place if Bancor's beneficial ownership of the total number of voting shares of the Bank is reduced to less than 50 percent; provided, however, the foregoing transaction shall not be deemed to constitute a "change in control" if the transaction has received the prior approval of two-thirds of the Board of Directors of the Bank.

    2. RECODIFICATION OF THE INTERNAL REVENUE CODE. The reference to the Internal Revenue Code of 1954, as amended, in Section 2(c) shall be deemed to refer to the Internal Revenue Code of 1986, as amended.

    3. NO OTHER CHANGES. Except as expressly provided herein, the terms and conditions of the Agreement shall remain in full force and effect and shall be binding on the parties hereto.


         IN WITNESS WHEREOF, the parties have executed this Amendment, or have caused this amendment to be executed on their behalf, as of the date first above written.




                                       DERBY SAVINGS BANK

ATTEST: /s/  Ann M. Mester             By: Illegible
       --------------------                -------------------------
       Ann M. Mester                   Its Chairman of the Board
                                           -------------------------

                                       EMPLOYEE:
                                        /s/ Alfred T. Santoro
                                       -----------------------------
                                       ALfred T. Santoro


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